SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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                                Franklin Alternative Strategies Funds

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Franklin k2 GLOBAl MACRO OPPORTUNITIES Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin K2 Global Macro Opportunities Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement, available online at: www.franklintempleton.com/K2RVCapitalInfo.

The Information Statement describes recent changes involving the investment management of the Fund.  The Fund seeks to achieve its investment goal by allocating its assets across global macro-focused investment strategies, which are “non-traditional” or “alternative” strategies that generally focus on macro-economic opportunities across numerous markets and investments. The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple sub-advisors) and the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”), has the ultimate responsibility, subject to oversight by the Trust’s Board of Trustees (the “Board”), to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement. K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this notice and the Information Statement, are unaffiliated with K2 Advisors and who will implement one or more global macro strategies.

Under an exemptive order from the U.S. Securities and Exchange Commission, K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board.  On July 24, 2018, the Board, on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and RV Capital Management Private Ltd (“RV Capital”).

A more detailed description of RV Capital and its investment operations, information about the new sub-advisory agreement with RV Capital, and the reasons the Board appointed RV Capital as a sub-advisor, is included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about October 19, 2018, to shareholders of record of the Fund as of October 5, 2018.  To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise. If you prefer not to have this document householded, please call us at (800) 632-2301.  The Information Statement will be available online until at least January 18, 2019.  A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN /(800) 342-5236.  If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Franklin K2 GLOBAL MACRO OPPORTUNITIES Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the Franklin K2 Global Macro Opportunities Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  On July 24, 2018 (the “Meeting”), the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved a new sub-advisory agreement between K2/D&S Management Co., L.L.C. (“K2 Advisors”) and RV Capital Management Private Ltd (“RV Capital”) at an in-person meeting, pursuant to which RV Capital began managing an allocated portion of the Fund’s assets on July  30, 2018.  The Fund seeks to achieve its investment goal by allocating its assets across global macro-focused investment strategies, which are “non-traditional” or “alternative” strategies that generally focus on macro-economic opportunities across numerous markets and investments.  K2 Advisors has the ultimate responsibility, subject to the oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this Information Statement, are unaffiliated with K2 Advisors and who will implement one or more global macro strategies.  The Fund is structured as a multi-manager fund.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), K2 Advisors is permitted to appoint and replace both wholly-owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about October 19, 2018 to all shareholders of record of the Fund as of October 5, 2018 (the “Record Date”).  The Information Statement will be available online at October 19, 2018 until at least January 18, 2019.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished by the Board to inform shareholders of recent changes in the investment management of the Fund.  The Board, upon the recommendation of K2 Advisors, has approved a new sub-advisory agreement between K2 Advisors and RV Capital (the “New Sub-Advisory Agreement”).  This Information Statement provides details regarding RV Capital, the New Sub-Advisory Agreement and the reasons the Board appointed RV Capital as a new sub-advisor.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee sub-advisors and recommend their hiring, termination and replacement. K2 Advisors also, subject to the review and approval of the Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions. Subject to review by the Board, K2 Advisors allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and monitors and evaluates the sub-advisors’ performance.  Each of the sub-advisors is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it.  As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly-owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF RV Capital AS SUB-ADVISOR TO THE FUND

Why was RV Capital appointed as a New Sub-Advisor?

K2 Advisors recommended that the Board approve the appointment of RV Capital as a sub-advisor to the Fund to manage a portion of the Fund’s assets using a global macro strategy.

Has the addition of RV Capital increased the Fund’s fees and expenses?

No.  The addition of RV Capital as a sub-advisor to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by K2 Advisors to the Fund’s sub-advisors are deducted from the fees paid by the Fund to K2 Advisors.  The addition of RV Capital as a sub-advisor to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about RV Capital

            RV Capital is an SEC-registered investment adviser located at 3 Phillip Street #10-04 Royal Group Building Singapore 048693.  The principal owners of RV Capital are Ranodeb Roy and Vickram Mangalgiri. RV Capital is majority owned by Ranodeb Roy. RV Capital is a global investment firm with approximately $627 million in assets under management as of September 1, 2018.

The names and principal occupations of the principal executive officers and directors of RV Capital, as of the Record Date, are set forth below. The business address of each person is 3 Phillip Street #10-04 Royal Group Building Singapore 048693.

Name	Title
Ranodeb Roy	Chief Executive Officer, Chief Investment Officer, and Director
Vickram Mangalgiri	Chief Operating Officer, Chief Financial Officer, Chief Compliance Officer, and Director
Rajesh Mahadevan	Director
Chuak Chan	Director

material terms of the New sub-advisory agreement

Below is a summary of the material terms of the New Sub-Advisory Agreement.  The terms are substantially similar to the terms of other sub-advisory agreements K2 Advisors has with the other unaffiliated sub-advisors for the Fund.

Services.  Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, RV Capital provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by K2 Advisors and RV Capital, including the formulation and implementation of a continuous investment program for that portion of the Fund’s assets allocated to RV Capital by K2 Advisors from time to time (the “Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, sold, or exchanged for the Sub-Advised Portion.

            Management Fees.  K2 Advisors compensates RV Capital for providing investment advice and analysis and for managing the Sub-Advised Portion.  K2 Advisors pays RV Capital for its services from the investment management fees it receives from the Fund.

Payment of Expenses. During the term of the New Sub-Advisory Agreement, RV Capital will bear its own expenses incurred in connection with the activities to be provided by RV Capital under the New Sub-Advisory Agreement other than the costs of financial instruments (including brokerage commissions, interest charges, ticket charges, minimum fee arrangements with counterparties set up by the Fund or K2 Advisors, and such related expenses, if any) acquired and disposed for the Sub-Advised Portion. The Fund and K2 Advisors will be responsible for all of their respective expenses.

Brokerage.  In selecting broker-dealers and the placement of orders for the purchase and sale of investments for the Sub-Advised Portion, RV Capital shall seek to obtain best execution.  In accordance with Section 28(e) of the Securities Exchange Act of 1934, RV Capital may cause the Fund to pay a broker who provides brokerage and research services an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction, if RV Capital determines in good faith that the amount of the commission charged was reasonable in relation to the value of brokerage and/or research services provided by such broker.

Continuance.  The New Sub-Advisory Agreement will remain in effect for two years after its effective date of July 30, 2018, unless earlier terminated.  As provided therein, the New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast in person at a meeting called for the purpose of voting on such approval.

            Termination.  The New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), upon sixty (60) days’ written notice to K2 Advisors and RV Capital, (ii) by K2 Advisors or RV Capital upon at least sixty (60) days’ written notice to the other party, or (iii) by K2 Advisors or the Fund upon a material breach by RV Capital of any of RV Capital’s obligations or representations under the New Sub-Advisory Agreement if such breach is not corrected by RV Capital within five (5) business days after notice thereof by K2 Advisors or the Fund.  The New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between K2 Advisors and the Fund. In the event the Fund’s net assets fall below a specified amount, RV Capital may immediately terminate the New Sub-Advisory Agreement upon written notification to K2 Advisors.

Standard of Care.  Under the New Sub-Advisory Agreement, RV Capital and its directors, officers or employees shall not be held liable to K2 Advisors, the Fund, or to any shareholder of the Fund for any error of judgment or mistake of law or any other act or omission in the course of, or connected with, rendering services under the New Sub-Advisory Agreement, for any losses that may be sustained in the purchase, holding or sale of any security by the Fund, or as a result of any activities of any other sub-adviser appointed by K2 Advisors to provide investment management services to the Fund.  RV Capital is required to indemnify and hold harmless the Fund, K2 Advisors and each of its affiliates, officers, directors, trustees, and employees (“Franklin Indemnified Parties”) from, against, and for any losses, damages, costs and expenses incurred by a Franklin Indemnified Party with respect to (i) RV Capital’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the New Sub-Advisory Agreement, or (ii) any untrue statement of a material fact (or an omission of such statement) contained in any information furnished to the Fund and K2 Advisors by RV Capital or any director, officer, agent, or employee of RV Capital for use in certain materials pertaining to the Sub-Advised Portion or RV Capital.  The New Sub-Advisory Agreement contains similar provisions pursuant to which K2 Advisors and the Fund are subject to liability and required to indemnify RV Capital.

What factors did the Board consider when approving the New Sub-Advisory Agreement?

In approving the New Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under the New Sub-Advisory Agreement were fair and reasonable and that approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. As part of the approval process, the Trustees considered the process undertaken and information provided during their consideration and approval on May 17, 2018 of the investment management agreement between K2 Advisors and the Trust, on behalf of the Fund, and the sub-advisory agreements between K2 Advisors and each of the Fund’s existing sub-advisors.

 At an Independent Trustees’ meeting held on July 24, 2018, the Independent Trustees met with representatives of RV Capital.   In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at prior meetings, considered various materials related to the New Sub-Advisory Agreement including: (1) a copy of the proposed form of New Sub-Advisory Agreement for RV Capital; (2) information describing the nature, quality and extent of services that RV Capital would provide to the Fund, and the proposed sub-advisory fees payable to RV Capital; (3) a report from K2 Advisors on the diligence conducted on RV Capital and the reasons for recommending RV Capital as a sub-advisor for the Fund, including, but not limited to, RV Capital’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (4) a report from the Fund’s Chief Compliance Officer regarding RV Capital’s compliance program and capabilities, including RV Capital’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Fund’s Chief Compliance Officer with respect thereto.  The Board noted that the terms of the New Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

The Board’s consideration of whether to approve the New Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following:  (1) the nature and quality of the services to be provided by RV Capital to the Fund under the New Sub-Advisory Agreement; (2) RV Capital’s experience as a manager of other accounts; (3) RV Capital’s strength and reputation within the industry; (4) the fairness of the compensation under the New Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of RV Capital; (6) profitability matters; (7) reports from K2 Advisors on the diligence conducted on RV Capital and the reasons for recommending  RV Capital as a sub-advisor for the Fund, including, but not limited to, RV Capital’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (8) a report from the Trust’s Chief Compliance Officer regarding RV Capital’s compliance program and capabilities, including RV Capital’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Trust’s Chief Compliance Officer with respect thereto.  Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as RV Capital’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goals.

The following discussion relates to certain primary factors relevant to the Board’s decision to approve the New Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board.  In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

NATURE, EXTENT AND QUALITY OF SERVICES. The Trustees reviewed the nature, extent and quality of the services to be provided by RV Capital. In this regard, they reviewed the Fund’s investment goal and RV Capital’s proposed investment strategy, and RV Capital’s ability to implement such investment goal and/or investment strategy, including, but not limited to, RV Capital’s trading practices and investment decision processes.

With respect to the sub-advisory services to be provided by RV Capital, the Board noted the responsibilities that RV Capital would have with respect to the Sub-Advised Portion, including, among others, implementing the investment strategies with respect to the Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the Sub-Advised Portion. The Trustees considered the successful performance of RV Capital in managing other investment products with investment strategies similar to the investment strategies of the Sub-Advised Portion of the Fund.

 The Trustees reviewed the portfolio management team at RV Capital that would be responsible for managing the Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered various other products, portfolios and entities that are advised by RV Capital, their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board also considered a report from the Trust’s Chief Compliance Officer regarding RV Capital’s compliance program as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by K2 Advisors in proposing RV Capital as a sub-advisor to the Fund, including the due diligence undertaken with respect to RV Capital’s compliance capabilities, and efforts to integrate RV Capital’s operations, policies, procedures and compliance functions with those of K2 Advisors.

Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by RV Capital to the Fund and its shareholders and were confident in the abilities of RV Capital to implement its proposed investment strategy, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE.  The Board noted that, as RV Capital had not provided any services to the Fund, there was no investment performance of RV Capital with respect to the Fund.  The Board considered the investment performance of RV Capital in managing other investment products with similar investment strategies to the investment strategies of the Sub-Advised Portion. The Board also considered the performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of RV Capital in managing the Sub-Advised Portion.

 COMPARATIVE EXPENSES AND PROFITABILITY.  The Board considered the cost of the services to be provided by RV Capital.  The Board also noted that it could not evaluate RV Capital’s profitability with respect to the Fund since no assets had yet been allocated to RV Capital.

The Board noted that the sub-advisory fees would be paid by K2 Advisors to RV Capital and would not be additional fees to be borne by the Fund.  The Board also noted that the sub-advisory fees to be paid by K2 Advisors to RV Capital were the product of arms-length negotiations between K2 Advisors and RV Capital and the Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and RV Capital in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and RV Capital. The Trustees considered various other products, portfolios and entities that are advised by RV Capital and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts.  The Board considered the extent to which RV Capital may derive ancillary benefits from the Fund’s operations.

With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring RV Capital as a sub-advisor to the Fund, the Board considered the following: (1) the fee waiver and expense limitation arrangements in effect, and the amount of Fund expenses that were absorbed since the inception of the Fund by K2 Advisors through such arrangements,  (2) the sub-advisory fees to be paid to RV Capital are the same as the fees charged by all of the Fund’s existing sub-advisors, and (3) K2 Advisors’ belief that the hiring of RV Capital as a sub-advisor will not have any demonstrable impact on K2 Advisors’ profitability.

 Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure for RV Capital was fair and reasonable.

ECONOMIES OF SCALE. The Board considered economies of scale that may be realized by RV Capital as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. The Board concluded that economies of scale were deemed not to be a significant factor at that time in light of, among other matters, the fee waiver and expense limitation arrangement in effect

Conclusion

 After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved the New Sub-Advisory Agreement, including the fees payable thereunder, with RV Capital for the Fund.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager and Unaffiliated Sub-Advisors

K2 Advisors currently serves as the Fund’s investment manager pursuant to an amended and restated investment management agreement dated October 1, 2017 between the Trust, on behalf of the Fund, and K2 Advisors (the “Amended and Restated Management Agreement”), which amended and restated the prior investment management agreement dated May 16, 2016 between the Trust, on behalf of the Fund, and K2 Advisors (the “Management Agreement”).  The Management Agreement was initially approved by the Board, including the Independent Trustees, on May 16, 2016, and the Amended and Restated Management Agreement was initially approved by the Board, including the Independent Trustees, on July 11, 2017.  The Amended and Restated Management Agreement was renewed by the Board, including the Independent Trustees, on May 17, 2018. K2 Advisors’ principal offices are located at 300 Atlantic Street, 12th Floor, Stamford, Connecticut 06901. Together, K2 Advisors and its affiliates manage, as of  September 30, 2018, over 717 billion in assets. K2 Advisors has been in the investment management business since 1994.  K2 Advisors is a majority owned subsidiary of Franklin Resources, Inc. (“FRI”).  FRI is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906.  The principal stockholders of FRI are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 20.0% and 19.8%, respectively, of its outstanding shares as of June 30, 2018.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

The Trustees who are interested persons of K2 Advisors or its affiliates and certain officers of the Trust who are shareholders of FRI are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by K2 Advisors and its affiliates from the Fund.

The Trust employs K2 Advisors to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the Amended and Restated Management Agreement,  K2 Advisors has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. K2 Advisors also may place orders with or through such brokers, dealers or futures commissions merchants as it may select. In addition, K2 Advisors has the authority and discretion to discharge and delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, K2 Advisors has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays K2 Advisors a fee for managing the Fund’s assets, including investment advisory services and Fund administration services. Effective October 1, 2017, the fee is equal to an annual rate of 1.90% of the average daily net assets of the Fund. Prior to October 1, 2017, the fee was equal to an annual rate of 2.05% of the average daily net assets of the Fund. The fee is calculated daily and paid monthly according to the terms of the Amended and Restated Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.

K2 Advisors has agreed to waive or limit its fees and to assume as its own certain expenses otherwise payable by the Fund so that expenses (excluding Rule 12b‑1 fees; acquired fund fees; expenses related to securities sold short; and certain non-routine expenses or costs (including those relating to litigation, indemnification, reorganizations and liquidations)) for each class of the Fund do not exceed 1.95% until September 30, 2019. Under this fee and expense waiver, fees and expenses of the Fund (including management and custody fees) will be waived equally among all classes and transfer agency fees will be waived equally among all classes, except with respect to Class R6, for which its class-specific transfer agency fees may be waived in a different amount. In addition, the transfer agent has also contractually agreed to cap transfer agency fees for Class R6 shares of the Fund so that transfer agency fees for the class do not exceed 0.02% for the next 12-month period. The management fees before and after such waiver for the fiscal year ended May 31, 2018 were 1.95% and 0.00%, respectively.  For the fiscal year ended May 31, 2018, the aggregate amount of the investment management fees paid by the Fund to K2 Advisors was $0 (after fee waivers).  Investment management fees before waivers totaled $454,537.  For the fiscal year ended May 31, 2018, the aggregate amount of sub-advisory fees paid by K2 Advisors to the sub-advisers was $246,873.

K2 Advisors has also contractually agreed to waive an amount of investment management fees that it receives from the Fund in an amount equal to the investment management fees it receives from a Cayman Islands-based company that is wholly owned by the Fund (the “Subsidiary”). This waiver relating to the Subsidiary may not be terminated by K2 Advisors and will remain in effect for as long as the investment management agreement between the Fund and K2 Advisors is in place.

The Fund’s current sub-advisors and their associated strategies are listed below:

Name of Sub-Advisor	Strategy
Emso Asset Management Limited	Discretionary Macro
Aspect Capital Limited	Systematic Macro
Graham Capital Management, L.P.	Systematic Macro
P/E Global LLC	Systematic Macro

In order to gain exposure to commodities, the Fund has established the Subsidiary to invest in commodity-linked derivatives, including swaps, certain commodity-linked notes, options, futures and options on futures.  The Fund must meet certain requirements under the Internal Revenue Code for favorable tax treatment as a regulated investment company, relating to sources of its income and diversification of its assets.  The Fund intends to treat the income from its investment in the Subsidiary as qualifying income realized in connection with its investment in the stock of the Subsidiary.  The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority which may, in turn, affect the Fund’s investment in the Subsidiary.

            K2 Advisors compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time.  K2 Advisors pays each of the sub-advisors for their services from the investment management fees it receives from the Fund.

The Administrator

The administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly-owned subsidiary of FRI and an affiliate of K2 Advisors.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services and facilities for the Fund.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Templeton Distributors, Inc. (“Distributors”), One Franklin Parkway, San Mateo, California 94403-1906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual report to shareholders, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares and classes of the Fund as of October 5, 2018, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund. To the knowledge of the Fund’s management, as of October 5, 2018, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of October 5, 2018, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund.  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention: Secretary. The correspondence will be given to the Board for review and consideration.

EXHIBIT A

OUTSTANDING SHARES OF THE Franklin K2 Global Macro OPPORTUNITIES Fund AS OF OCTOBER 5, 2018

Franklin K2 Global Macro Opportunities Fund	Outstanding Shares
Class A Shares	17,252.46
Class C Shares	16,639.01
Class R Shares	1,000.00
Class R6 Shares	1,000.00
Advisor Class Shares	2,511,772.91
Total	2,547,664.38

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin K2 Global Macro Opportunities Fund as of October 5, 2018.

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399	5,431.362	31.48%
	FTIOS Custodian for the SIMPLE-IRA Of* P.O. Box 997151 Sacramento, CA 95899-7151	3,426.274	19.86%
	FTIOS Custodian for the Rollover IRA Of* P.O. Box 997151 Sacramento, CA 95899-7151	2,103.127	12.19%
	FTIOS Custodian for the 403b Of* P.O. Box 997151 Sacramento, CA 95899-7151	1,163.215	6.74%
	Franklin Resources, Inc. C/o Corporate Accounting SM 970/3 One Franklin Parkway San Mateo, CA 94403-1906	1,000.00	5.80%
	FTIOS Custodian for the IRA Of* P.O. Box 997151 Sacramento, CA 95899-7151	984.683	5.71%
Class C Shares	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399	13,806.395	82.98%
	Franklin Resources, Inc. C/o Corporate Accounting SM 970/3 One Franklin Parkway San Mateo, CA 94403-1906	1,000.00	6.01%
Class R Shares	Franklin Resources, Inc. C/o Corporate Accounting SM 970/3 One Franklin Parkway San Mateo, CA 94403-1906	1,000.00	100%
Class R6 Shares	Franklin Resources, Inc. C/o Corporate Accounting SM 970/3 One Franklin Parkway San Mateo, CA 94403-1906	1,000.00	100%
Advisor Class Shares	Franklin Resources, Inc. C/o Corporate Accounting SM 970/3 One Franklin Parkway San Mateo, CA 94403-1906	2,496,000.00	99.37%

* For the benefit of its customer(s)

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